                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/x/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     MULTI-MEDIA TUTORIAL SERVICES, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                      MULTI-MEDIA TUTORIAL SERVICES, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

         Notice is hereby given that a Special Meeting of Shareholders of MultiMedia Tutorial Services, Inc. (the "Company") will be held at the Company's offices at 205 Kings Highway, Brooklyn, New York on June 3, 1997 at 10:00 A.M. and at any adjournments thereof for the following purposes as set forth in the accompanying Proxy Statement:

1. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to effect a one-for-ten reverse stock split by changing the number of authorized shares of Common Stock, par value $.01, from 20,000,000 shares to 2,000,000 shares, par value $.10; and

2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation immediately following the amendment effecting the reverse stock split to increase the amount of authorized Common Stock to 20,000,000 shares, with a par value of $.01 per share; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The current members of the Board of Directors presently hold Common Stock representing an aggregate of approximately 1,082,573 votes, or approximately 16.8% of the total number of votes eligible to be cast at the Annual Meeting.

         Holders of record of the Company's Common Stock at the close of business on March 5, 1997 will be entitled to vote at the meeting.

                                             By Order of the Board of Directors

                                                   Anne Reichman, Secretary

Dated: May __, 1997

         Whether or not you plan to attend the meeting, please date and sign the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to its exercise and if present at the meeting may withdraw it and vote in person. Attendance at the meeting is limited to shareholders, their proxies and invited guests of the Company.

                      MULTI-MEDIA TUTORIAL SERVICES, INC.

                               205 Kings Highway
                            Brooklyn, New York 11223

                            ------------------------
                        SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 3, 1997
                            -----------------------

                                PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by Management of proxies to be voted at a Special Meeting of Shareholders of the Company to be held at the Company's offices at 205 Kings Highway, Brooklyn, New York on June 3, 1997 at 10:00 A.M. and at any adjournments thereof. The only matters proposed to be considered at the Meeting are the approval of two amendments to the Company's Certificate of Incorporation effecting a one-for-ten reverse stock split and thereafter increasing the amount of authorized Common Stock (the "Amendments").

         The shares represented by proxies that are received in the enclosed form and properly filled out will be voted in accordance with the specifications made thereon. In the absence of specific instructions, proxies will be voted in accordance with the recommendations made herein with respect to the proposals described in this Proxy Statement. Proxies may be revoked by shareholders by written notice received by the Secretary of the Company at the address set forth above, at any time prior to the exercise thereof.

         Shareholders of record at the close of business on March 5, 1997 are entitled to notice of and to vote at the Special Meeting or any adjournments thereof. As of March 5, 1997, the Company's voting securities outstanding totaled 6,440,843 shares of Common Stock. Each share of Common Stock is entitled to one vote.

                ITEM I. PROPOSAL CONCERNING REVERSE STOCK SPLIT

         The Board of Directors of the Company has adopted a proposal declaring advisable an amendment to the Certificate of Incorporation of the Company to effect a one-for-ten reverse stock split of all of the authorized Common Stock (the "Reverse Stock Split Amendment"). As of May __, 1997, the Company had authorized 20,000,000 shares of Common Stock, $.01 par value and 1,000,000 shares of Preferred Stock, $.01 par value. As of that date, there were issued and outstanding 6,440,843 shares of Common Stock and 13 shares of Preferred Stock. Except for the receipt of cash in lieu of fractional interest, the proposed reverse stock split will not affect any shareholder's proportionate equity interest in the Company. The proposed form of the Certificate of Amendment to the Certificate of Incorporation respecting the Reverse Stock Split

Amendment is attached hereto as Exhibit A.

         The Reverse Stock Split Amendment will not have any material impact on the aggregate capital represented by the shares of capital stock for financial statement purposes. Adoption of the reverse stock split will reduce the presently authorized and outstanding shares of Common Stock as indicated on the table below. However, the proposed amendment to increase the authorized shares of Common Stock to 20,000,000, with a par value of $.01 per share, would result in increases in the proportionate amounts of Common Stock which would be potentially issuable by the Company. See "Item I. Proposal Concerning Increase in Number of Authorized Shares of Common Stock."

         In connection with the reverse stock split, current shareholders would receive one share of Common Stock, or cash for any resulting fractional share or both, in exchange for ten currently outstanding shares of Common Stock.

                       Before Split               After Split
Class of Stock    Authorized    Issued      Authorized    Issued
--------------    ----------   ---------    ----------   --------
Common Stock      20,000,000   6,440,843    2,000,000     644,084

         The number of issued shares after the reverse stock split are approximate. Except for changes resulting from the reverse stock split and the proposed increase in the amount of authorized Common Stock, the rights and privileges of holders of shares of Common Stock will remain the same, both before and after the filing of the Amendments.

Reasons for the Reverse Stock Split

         On April 17, 1997, the National Association of Securities Dealers, Inc. Automated Quotation System Stock Market ("NASDAQ") delisted the Company's Common Stock and Warrants from trading on the NASDAQ Small-Cap Market because the bid price of the Company's Common Stock had been below $1.00 per share. NASDAQ rules require that securities traded on NASDAQ generally must maintain a minimum bid price of $1.00. On April 15, 1997, the Company's shareholders approved a one-for-five reverse stock split which could have cured this shortfall in the bid price of the Common Stock. However, a NASDAQ hearing panel nevertheless delisted the Company's securities because the panel was not convinced that the Company's Common Stock would maintain the $1.00 minimum bid price after the one-for-five reverse stock split. The Company has elected not to proceed with the one-for-five reverse stock split and is instead proposing the one-for-ten reverse stock split for the reasons discussed below.

         In order to regain a listing for the Company's securities on the NASDAQ Small-Cap Market, the Company's Common Stock must have a minimum bid price of at least $3.00 in trading on NASDAQ's Electronic Bulletin Board for at least twenty to thirty trading days prior to relisting. The Company must also have total assets of $4,000,000 and stockholders' equity of $2,000,000. In addition, NASDAQ has proposed new listing requirements which raise the minimum bid price requirement for new listings to $4.00 per share. The new listing requirements also include requirements that the Company have $4,000,000 in net tangible assets and that at least 1,000,000 shares with a market value of $5,000,000 be held by non-affiliates. At the present time, it appears probable that these requirements will be in effect before the Company can apply for relisting on the NASDAQ Small-Cap Market. The Company does not currently meet any of these listing requirements.

         The Company's management is proposing the one-for-ten reverse stock split as part of an effort to regain the Company's listing on the NASDAQ Small-Cap Market. The bid price for the Company's Common Stock as reported on the NASDAQ Electronic Bulletin Board on May __, 1997 was $____. Even with the one-for-ten reverse stock split, the price of the Company's Common Stock may not exceed the $3.00 or $4.00 price requirement. However, the Company believes that the one-for-ten reverse stock split will better position the Company's Common Stock to rise to those levels. Theoretically, a larger reverse stock split ratio might have raised the stock price high enough to meet the $3.00 or $4.00 price requirement. However, the Company believes that a larger reverse stock split could impair the liquidity of the Company's Common Stock and risks reducing the stockholdings of non-affiliates too low to meet comfortably the 100,000 non-affiliate share requirement referred to above. Indeed, even the one-for-ten reverse stock split will reduce the stockholdings of non-affiliates below the 1,000,000 shares required by the proposed new requirements.

         Thus, the one-for-ten reverse stock split alone will not be sufficient to secure the relisting of the Company's securities on the NASDAQ Small-Cap Market. However, the Company believes that it will improve the Company's ability to eventually regain listing. In addition to seeking shareholder approval for the one-for-ten reverse stock split, the Company is actively seeking to increase its net tangible assets and stockholding by non-affiliates through a public or private offering of its equity securities. The Company currently has no definitive, binding agreements for such equity funding and there can be no assurance that the Company will successfully secure such funding or meet the requirements for relisting of its securities on the NASDAQ Small-Cap Market.

         The Company's management believes that relisting of the Company's securities on NASDAQ is very important to the Company and its shareholders. Pursuant to Rule 15c2-6 (the "Rule") adopted by the Securities and Exchange Commission ("Commission") under the Securities Exchange Act of 1934, broker-dealers are required to implement certain supplemental sales practice requirements when recommending and selling "designated securities" to customers in transactions not exempt under the Rule. The Rule was directed at the elimination of certain practices in connection with the sale of certain low priced securities. The Rule exempts from its requirements the securities of issuers listed on national securities exchanges and the NASDAQ trading systems. Management of the Company believes that the market for the Company's Common Stock will be improved by securing a listing on NASDAQ, thereby qualifying its Common Stock for the exemption from the impact of the Rule.

         The Board of Directors also believes that the current per share price level of the Company's Common Stock has reduced the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low priced stock to their clients. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low priced stock. Some of those policies and practices pertain to the payment of brokers commissions and to time consuming procedures that function to make the handling of low priced stocks unattractive to brokers from an economic standpoint.

         The decrease in the number of shares of Common Stock outstanding as a consequence of the proposed reverse stock split should increase the per share price of the Common Stock, which may encourage greater interest in the Common Stock and possible promote greater liquidity for the Company's shareholders. However, the increase in the per share price of the Common Stock as a consequence of the proposed reverse stock split may be proportionately less than the decrease in the number of shares outstanding. In addition, any increased liquidity due to any increased per share price could be partially or entirely off-set by the reduced number of shares outstanding after the proposed reverse stock split. Nevertheless, the proposed reverse stock split could result in a per share price that adequately compensates for the adverse impact of the market factors noted above. There can, however, be no assurance that the favorable effects described above will occur, or that any increase in per share price of the Common Stock resulting from the proposed reverse stock split will be maintained for any period of time. The management of the Company does not currently intend to engage in any future transactions or business combinations which would qualify the Company for deregistration of the Common Stock from the reporting and other requirements of federal securities laws.

         The Company is currently seeking to secure additional equity capital through the public or private sale of stock. The Company believes that prospective investors will view an investment in the Company more favorably if its shares qualify for relisting on NASDAQ. Management of the Company believes that the one-for-ten reverse stock split may also result in a stock price with broader interest to institutional investors. There can be no assurance that a reverse stock split in this amount will have this desired consequence.

         The actual timing of the filing of the amendment of the Certificate of Incorporation effecting the reverse stock split will be determined by the management of the Company based upon their evaluation as to when such an action will be most advantageous to the Company and its shareholders. Also, the

Company's management reserves the right to forego or postpone filing the Reverse Stock Split Amendment. The proposed reverse stock split will become effective on the effective date of that filing (the "Effective Date"). Commencing on the Effective Date, each currently outstanding certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares resulting from the reverse stock split. Currently outstanding certificates do not have to be surrendered in exchange for new certificates in connection with the reverse stock split. Rather, new stock certificates reflecting the number of shares resulting from the reverse stock split will be issued only as currently outstanding certificates are transferred. However, the Company will provide shareholders with instructions as to how to exchange their certificates and encourage them to do so. The Company will obtain a new CUSIP number for its shares of Common Stock.

         To the extent a shareholder holds a number of shares that would result in a residual fractional interest, the Company will pay, as soon as is practicable after the Effective Date, $___ for each share of Common Stock outstanding prior to the reverse stock split that comprises the fractional interest. Shareholders will not have the opportunity on or after the Effective Date to round off their shareholdings to avoid resulting fractional interest. The $____ price per share figure for the Common Stock purchased pursuant to the retirement of resulting fractional interests is based on the closing bid price of the Common Stock of $____ per share as reported by the NASDAQ Electronic Bulletin Board on May __, 1997. The management of the Company believes that the $____ price per share figure is fair to all of the shareholders whose fractional interests are retired, the other shareholders of the Company and the Company. As of May __, 1997, the Company had approximately 110 shareholders of record and believes that the approximate total number of beneficial holders of the Common Stock of the Company to be approximately 1,600, based on information received from the transfer agent and those brokerage firms who hold the Company's securities in custodial or "street" name. After the reverse stock split the Company estimates that, based on the shareholdings as of May __, 1997, it will continue to have approximately the same number of shareholders.

         There can be no assurance that the market price of the Common Stock after the proposed reverse stock split will be ten times the market price before the proposed reverse stock split, or that such price will either exceed or remain in excess of the current market price.

Warrants and Options

         The Company currently has outstanding Warrants, most of which are publicly traded, to acquire an aggregate of 3,743,750 shares of Common Stock at $5.60 per share (the "Warrants"). The Warrants are subject to redemption at $.05 per Warrant upon 30 days written notice provided the average closing bid price of the Common Stock in the over-the-counter market (or the last sale price listed on a national securities exchange) equals or exceeds $8.40 per share for 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the notice of redemption. As a result of the reverse stock split the exercise price of the Warrants will be adjusted to

$56.00 per share, the closing bid price which the Common Stock must achieve before the Warrants become subject to redemption will be adjusted to $84.00 per share, and the redemption price will be adjusted to $.50 per share.

         As with the Company's Common Stock, the Warrants will be reverse split one-for-ten so that the total number of outstanding Warrants shall become 374,375. Each Warrantholder shall have one Warrant for every ten Warrants held previously. After the reverse stock split, each Warrant will remain exercisable to purchase one share of Common Stock at the adjusted price indicated above. The Company will have the right to pay cash in lieu of issuing fractional Warrants. To the extent a Warrantholder holds a number of Warrants that would result in a residual fractional interest, the Company will pay, as soon as is practicable after the Effective Date, $___ for each Warrant outstanding prior to the reverse stock split that comprises the fractional interest. Warrantholders will not have the opportunity on or after the Effective Date to round off their holdings to avoid resulting fractional interest. The $___ price per Warrant purchased pursuant to the retirement of resulting interests is based on the closing bid price of the Warrants of $______ as reported by the NASDAQ Electronic Bulletin Board on May __, 1997. The management of the Company believes that these prices are fair to all of the Warrantholders whose fractional interests are retired, the other shareholders of the Company and the Company.

         The Company also has outstanding or is authorized to issue various warrants and options exercisable to acquire up to an aggregate of 6,017,312 shares of Common Stock at various exercise prices. The amount of stock issuable pursuant to these options and warrants will be reduced to one-tenth the previous amounts and the per share exercise prices will be increased 1,000%.

Federal Income Tax Consequences

         The federal income tax consequences of the proposed reverse stock split will be as set forth below. The following information is based upon existing law which is subject to change by legislation, administrative action and judicial decision and is therefore necessarily general in nature. Therefore, shareholders are advised to consult with their own tax advisors for more detailed information relating to their individual tax circumstances.

         1. The proposed reverse stock split will be a tax-free recapitalization for the Company and its shareholders to the extent that currently outstanding shares of stock are exchanged for other shares of stock after the split.

         2. The new shares of each class of stock in the hands of a shareholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of each class of stock held by that shareholder immediately prior to the proposed reverse stock split if no fractional shares are present. If fractional shares are present as a result of the split, and the shareholder realizes a gain on the exchange, the shareholder will recognize a taxable gain equal to the lesser of the cash received or the gain realized. If fractional shares are present and a loss is realized on the exchange, the loss is not recognized, but rather the loss must be deferred until the shareholder disposes of the new stock in a taxable transaction. The shareholder's basis in the new stock is equal to the basis in the stock exchanged less any cash received plus gain recognized, if any.

         3. Shareholders who receive cash for fractional shares will be treated as if they had received such fractional shares and then sold them to the Company. Such shareholders will recognize gain or loss equal to the difference between the amount of cash received and their basis in the stock exchanged.

               THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE
                         REVERSE STOCK SPLIT AMENDMENT.

                ITEM II. PROPOSAL CONCERNING INCREASE IN NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

         At the Meeting, shareholders will be asked to adopt an amendment to the Company's Certificate of Incorporation to be filed immediately following the reverse stock split to increase the number of authorized shares of the Company to 20,000,000 shares of Common Stock, with a par value of $.01 per share (the "Proposed Stock Amendment"). The Company's Board of Directors has approved the Proposed Stock Amendment subject to shareholder authorization.

         At May __, 1997, the authorized capital of the Company consisted of 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, both par value $.01 per share. Following the reverse stock split, the authorized capital of the Company will be 2,000,000 shares of Common Stock, par value $.10 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share. As of May __, 1997, 6,440,843 shares of Common Stock and 13 shares of Preferred Stock were outstanding. Following the one-for-ten reverse stock split, the number of outstanding shares of Common Stock will be approximately 644,084 shares. In addition, as of May __, 1997, after giving effect to the one-for-ten reverse stock split, an aggregate of 1,121,106 shares of Common Stock were reserved for issuance upon: (i) exercise of options granted or which may be granted under the Company's Stock Option Plans (35,000 shares), (ii) conversion of the Company's currently outstanding Preferred Stock (130,000 shares), (iii) exercise of the Company's outstanding public Warrants (374,375 shares), and
(iv) exercise of various other outstanding warrants and options (581,731 shares). Therefore, after the reverse stock split, the Company will have only 234,814 more shares of Common Stock authorized than it has reserved for issuance. The Company must increase the number of its authorized shares of Common Stock in order to be able to have adequate Common Stock available to meet its current obligations to issue Common Stock and in order to utilize equity issuances in future financings and acquisitions. The Company is currently seeking additional financing through the public or private sale of its securities.


         If the Proposed Stock Amendment is adopted by the Company's shareholders, the additional shares of Common Stock would be issuable at any time and from time to time, by action of the Board of Directors without further authorization from the Company's shareholders, except as otherwise required by applicable law or rules and regulations to which the Company may be subject, to such persons and for such consideration (but not less than the par value thereof) as the Board of Directors determines. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

         Issuance of additional Common Stock, directly or upon conversion of Preferred Stock or exercise of warrants or options, would have a dilutive effect on the voting power of the outstanding Common Stock of the Company. Depending upon the number of shares of the Company's Common Stock issued and the amount of any additional consideration to be paid upon the conversion of any of the shares of Preferred Stock into shares of Common Stock (if the Board of Directors affords conversion privileges to Preferred Stock) and the relationship thereof to the book value of the Common Stock, it is possible that issuance of any of the Common Stock, either directly or upon conversion of any Preferred Stock, could have a dilutive effect on stockholders' equity in the Company.

Considerations

         If the Proposed Stock Amendment is not approved, the Company will have limited number of authorized shares of Common Stock available for future use by the Company. The Company's management believes that the authorization of the additional shares of Common

Stock are in the best interests of the Company and its shareholders so that sufficient shares will be readily available for use, if feasible, in acquisitions, in raising additional capital and for grants as incentives to employees, officers, directors and consultants of the Company.

         From time to time the Company may consider acquisitions or other transactions which may require the issuance of shares of Common Stock. The Company is currently seeking additional financing through the public or private sale of its securities. The Company's management believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its shareholders since additional shares of Common Stock will be available for use, if feasible, in acquisitions and in raising additional capital and will provide the Company with the flexibility of having a broader choice in the type and number of equity securities available to it for the above and other corporate purposes.

         Due to the Board of Directors' discretion in connection with the issuance of additional shares of Common Stock and in connection with the issuance and the relative rights and preferences of the Preferred Stock, such as its ability to cause the Common Stock or the Preferred Stock to be issued in a private placement or to determine the convertability of the Preferred Stock, it may, under certain circumstances, possess timing and other advantages in responding to a tender offer or other attempt to gain control of the Company, which may make such attempts more difficult and less attractive. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages, including the right to grant voting powers to the holders of the Preferred Stock, gives the Board of Directors the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of the Company's Common Stock. This could have the effect of insulating existing management from removal even if it is in the best interest of the common shareholders. Management of the Company is not aware of any existing or threatened efforts to obtain control of the Company.

         The foregoing is only a summary of the Proposed Stock Amendment and is not intended to be complete. Shareholders are urged to read carefully the provisions of the Proposed Stock Amendment, the complete text of which is attached as part of Exhibit B to this Proxy Statement. The foregoing summary is qualified in its entirety by reference to such complete text.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE
                        FOR THE PROPOSED STOCK AMENDMENT

                                 VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting voting together is required to adopt the Reverse Stock Split Amendment and the Proposed Stock Amendment to the Certificate of Incorporation. Abstentions will not be counted as affirmative votes. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of approximately 1,082,573 votes, or approximately 16.8% of the total number of votes eligible to be cast at the Annual Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.

                            EXPENSE OF SOLICITATION

         The cost of soliciting proxies, which also includes the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

                                 OTHER MATTERS


     The Company knows of no items of business that are expected to be presented for consideration at the Special Meeting which are not enumerated herein. However, if other matters properly come before the Meeting, it is intended that the person named in the accompanying proxy will vote thereon in accordance with his best judgment.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Dated:  Brooklyn, New York
        May __, 1997

                                             By Order of the Board of Directors

                                                   Anne Reichman, Secretary

                                   EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       MULTIMEDIA TUTORIAL SERVICES, INC.

         MultiMedia Tutorial Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That pursuant to the recommendation of the Board of Directors of MultiMedia Tutorial Services, Inc., the following resolution amending the Certificate of Incorporation of said corporation, has been adopted by the vote of stockholders of said corporation holding a majority of the outstanding stock entitled to vote thereon. The resolution setting forth the amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of this corporation be amended to provide that the issued and unissued shares of Common Stock of this corporation shall be combined on the basis of one (1) share for each ten (10) shares heretofore authorized so that the 20,000,000 shares of Common Stock, $.01 par value, this corporation is authorized to issue, shall be combined into 2,000,000 shares of capital stock, $.10 par value; and

be it further

                  RESOLVED, that Paragraph 4(a) of the Certificate of Incorporation shall be amended to read in its entirety as follows:

                           "(a) The aggregate number of shares which the
                  Corporation shall have the authority to issue is 3,000,000, which are divided into 2,000,000 shares of Common Stock, par value $.10 per share, and 1,000,000 shares of Preferred Stock, par value of $.01 per share."

It is further

                  RESOLVED, that except as expressly amended, the Fourth Article of the Certificate of Incorporation of this corporation shall hereby remain in effect as heretofore set forth and shall be unchanged in any respect by any provision hereof.

         SECOND: That these resolutions have been adopted by vote of stockholders holding a majority of the outstanding stock entitled to vote thereon in accordance with Section 216 of the General Corporation Law of the State of Delaware.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said MultiMedia Tutorial Services, Inc., has caused this certificate to be signed by its President, and its Secretary, this ____ day of June, 1997.

                                       MultiMedia Tutorial Services, Inc.

                                       BY: ______________________________
                                                              , President

                                       ATTEST: __________________________
                                                              , Secretary

                                   EXHIBIT B

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       MULTIMEDIA TUTORIAL SERVICES, INC.

         MultiMedia Tutorial Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That pursuant to the recommendation of the Board of Directors of MultiMedia Tutorial Services, Inc., the following resolution amending the Certificate of Incorporation of said corporation, has been adopted by the vote of stockholders of said corporation holding a majority of the outstanding stock entitled to vote thereon. The resolution setting forth the amendment is as follows:

                  RESOLVED, that Subparagraph (a) of paragraph FOURTH of the Certificate of Incorporation shall be amended to read in its entirety as follows:

                  "(a) The aggregate number of shares which the Corporation shall have the authority to issue is 21,000,000, which are divided into 20,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share."

         SECOND: That these resolutions have been adopted by vote of stockholders holding a majority of the outstanding stock entitled to vote thereon in accordance with Section 216 of the General Corporation Law of the State of Delaware.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said MultiMedia Tutorial Services, Inc., has caused this certificate to be signed by its President, and its Secretary, this ___ day of June, 1997.

                                       MultiMedia Tutorial Services, Inc.

                                       BY: ______________________________
                                                              , President

ATTEST: _____________________
                , Secretary

                       MULTIMEDIA TUTORIAL SERVICES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      June 3, 1997              10:00 a.m.

     The undersigned hereby appoints Morris Berger and Gary Simon severally proxy, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of Common Stock of MultiMedia Tutorial Services, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held June 3, 1997 or any adjournments thereof.

1. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT.

                    ____                  ____                ____
               FOR /___/         AGAINST /___/       ABSTAIN /___/


2. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION AFTER EFFECTING THE REVERSE STOCK SPLIT TO INCREASE THE AUTHORIZED COMMON STOCK TO 20,000,000 SHARES, PAR VALUE $.01.

                    ____                  ____                ____
               FOR /___/         AGAINST /___/       ABSTAIN /___/


     In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

          (Continued and to be signed on reverse side.)

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT AND TO THEN INCREASE THE AMOUNT OF AUTHORIZED COMMON STOCK TO 20,000,0000 SHARES.

                        Dated: ________________________

                        _______________________________
                                   Signature

                        _______________________________
                           Signature if held jointly

                                             (Please sign exactly as ownership
                                             appears on this proxy. Where stock
                                             is held by joint tenants, both
                                             should sign. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title as such. If a
                                             corporation, please sign in full
                                             corporate name by President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.)

                          Please mark, date, sign and
                     return Proxy in the enclosed envelope.